Exhibit 10.30

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

RED ROCK RESORTS, INC.
2016 Equity Incentive Plan

This NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), is made as of [          ] (the “Grant Date”) between Red Rock Resorts, Inc., a Delaware corporation (the “Company”), and [         ] (the “Participant”), and is made pursuant to the terms of the Company’s 2016 Equity Incentive Plan (the “Plan”).  Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.                                           Option.  The Company hereby grants to the Participant, as of the Date of Grant, the right and option (this “Option”) to purchase [    ] Shares, at a price per Share equal to $[    ] (the “Exercise Price”), subject to such vesting, transfer and other restrictions and conditions as set forth in this Agreement (the “Award”).  This Option is not intended to qualify as an Incentive Stock Option.

Section 2.                                           Vesting Requirements.

(a)                                 Generally. Except as otherwise provided herein, 25% of this Option shall vest and become exercisable on each of the first four anniversaries of [     , 2016](1) (each, a “Vesting Date”), subject to the Participant’s continuous service or employment with the Company and its Affiliates (“Service”) from the Grant Date through the applicable Vesting Date.

(b)                                 Terminations of Service.  Subject to Section 13 of the Plan, upon the occurrence of a termination of the Participant’s Service for any reason, the unvested portion of this Option shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.

Section 3.                                           Term.  This Option shall terminate upon the earliest to occur of the following:

(a)                                 Expiration. This Option shall terminate immediately upon the seventh anniversary of the Grant Date (the “Expiration Date”).

(b)                                 Death; Disability.  If the Participant’s Service is terminated due to the Participant’s death or Disability, then the vested portion of this Option shall remain exercisable until the one-year anniversary of such termination (at which time this Option shall be cancelled), but not later than the Expiration Date.

(c)                                  Involuntary Termination.  In the event of an Involuntary Termination of the Participant’s Service, the vested portion of this Option shall remain exercisable for 90 days following such termination (at which time this Option shall be cancelled), but not later than the Expiration Date.

(1)  To be the IPO date.

(d)                                 Cause.  If the Participant’s Service is terminated for Cause, then this Option (both the vested and unvested portions) shall be cancelled immediately upon the occurrence of such termination.

(e)                                  Other Terminations of Service.  If the Participant’s Service is terminated in a manner that is not otherwise specified in this Section 3, then the vested portion of this Option shall remain exercisable for 30 days following such termination (at which time this Option shall be cancelled), but not later than the Expiration Date.

Section 4.                                           Exercise.  Subject to the terms of this Agreement and the Plan, the vested portion of this Option may be exercised, in whole or in part, in cash or in any other form of legal consideration that may be acceptable to the Committee in accordance with the terms of the Plan.

Section 5.                                           Restrictions on Transfer.  No portion of this Option (nor any interest therein) may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.  Notwithstanding the foregoing, at the discretion of the Committee, this Option may be transferred by the Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons.

Section 6.                                           Investment Representation.  Upon acquisition of Shares pursuant to this Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to the Shares, the Participant hereby represents and warrants, and by virtue of such acquisition shall be deemed to represent and warrant, to the Company that the Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Participant shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws.  No Shares shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Committee shall be final, binding and conclusive.  The Company reserves the right to legend any certificate or book entry representation of the Shares, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

Section 7.                                           Securities Laws/Legend on Certificates.  The issuance and delivery of certificates representing Shares acquired pursuant to this Option shall comply with all applicable requirements of law, including without limitation the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements. The certificates representing the Shares acquired pursuant to this Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 8.                                           Adjustments.  The Award granted hereunder shall be subject to the adjustment as provided in Section 4(b) of the Plan.

Section 9.                                           No Right of Continued Service.  Nothing in the Plan or this Agreement shall confer upon the Participant any right to continued Service.

Section 10.                                    Tax Withholding.  This Agreement and the Award shall be subject to tax and/or other withholding in accordance with Section 16(e) of the Plan.

Section 11.                                    No Rights as a Stockholder; No Dividends.  The Participant shall not have any privileges of a stockholder of the Company with respect to this Option, including without limitation any right to vote any Shares underlying this Option or to receive dividends or other distributions in respect thereof, unless and until Shares underlying this Option are delivered to the Participant following the exercise of this Option in accordance with Section 4 hereof.

Section 12.                                    Clawback.  The Award will be subject to recoupment in accordance with any existing clawback policy or clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.”

Section 13.                                    Amendment and Termination.  Subject to the terms of the Plan, any amendment to this Agreement shall be in writing and signed by the parties hereto.  Notwithstanding the immediately-preceding sentence, subject to the terms of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement and/or the Award; provided that, subject to the terms of the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of the Participant or any holder or beneficiary of the Award shall not be effective without the written consent of the Participant, holder or beneficiary.

Section 14.                                    Construction.  The Award granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan.  The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Award hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference.  In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.  The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

Section 15.                                    Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

Section 16.                                    Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 17.                                    Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 18.                                    Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Grant Date.

RED ROCK RESORTS, INC.

By:

Name:

Title:

PARTICIPANT

Participant’s Signature	Date

Name:

Address:

Address: